Exhibit 10.10

M E M O R A N D U M

TO:        [[NAME]]

FROM:    Compensation Committee

DATE:        [[DATE]], [[YEAR]]

RE:        Annual Cash Bonus

You have been selected to participate in the LKQ Corporation Cash Incentive Plan (CIP) for purposes of your potential annual bonus for the [[YEAR]] performance period. All capitalized terms not otherwise defined in this Memorandum will have the meanings set forth in the CIP (see Attachment 1). The potential payout under your award is subject to the terms and conditions set forth in this Memorandum and in the CIP. The information contained herein is personal to you and proprietary to the Company, and by participating in the CIP, you agree to keep all information stated herein strictly confidential.

Performance Period:        [[DATE]], [[YEAR]] to [[DATE]], [[YEAR]]

Target Award:
[[•]]% of “Base Salary,” defined as your weighted average base salary during the Performance Period, before both (1) deductions for taxes or benefits and (2) deferrals of compensation pursuant to any Company- or Affiliate-sponsored deferred compensation plan.

Performance Metrics:
(1) “EBITDA Dollars” defined as Segment EBITDA, as presented in our public filings, for the Performance Period.  Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment of goodwill. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to noncontrolling interest, excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense.

(2) “EBITDA Margin” defined as EBITDA Dollars divided by Total Revenue, as presented in our public filings, for the Performance Period.

(3) “Free Cash Flow Component” defined as operating cash flows less capital expenditures, as presented in our public filings, for the Performance Period.

Adjustments:
The calculation of each of the above Performance Metrics will be subject to adjustment by the Committee for extraordinary, unusual, infrequently occurring, or other items if such adjustment is deemed necessary or advisable by the Committee to more accurately achieve the purposes of this award.

In addition, the Committee will adjust the Performance Metrics or other features of the award to account for changes in the value of foreign currencies of countries in which the Company operates versus the U.S. dollar (using the average respective exchange rates applied in the [[YEAR]] budget).

Notwithstanding any contrary provision of the CIP, this Memorandum, or the Payout Formula, the Committee may adjust the Actual Award payable to you. In addition, this Award shall be subject to potential clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms and conditions of any applicable clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Payout Formula:        See immediately below.

EBITDA Dollars Component
	EBITDA Dollars for Performance Period	Earned % of EBITDA Dollars Component	Weighting of EBITDA Dollars Component
Threshold	$[[•]]	[[•]]%	30%
Target	$[[•]]	[[•]]%
Maximum	$[[•]]	[[•]]%
EBITDA Margin Component
	EBITDA Margin for Performance Period	Earned % of EBITDA Margin Component	Weighting of EBITDA Margin Component
Threshold	[[•]]%	[[•]]%	30%
Target	[[•]]%	[[•]]%
Maximum	[[•]]%	[[•]]%
Free Cash Flow Component
	Free Cash Flow for Performance Period	Earned % of Free Cash Flow Component	Weighting of Free Cash Flow Component
Threshold	$[[•]]	[[•]]%	40%
Target	$[[•]]	[[•]]%
Maximum	$[[•]]	[[•]]%

Your Actual Award amount will be calculated using the following Payout Formula:

(Earned % of EBITDA Dollars Component * Weighting of EBITDA Dollars Component * Base Salary) +
(Earned % of EBITDA Margin Component * Weighting of EBITDA Margin Component * Base Salary) +
(Earned % of Free Cash Flow Component * Weighting of Free Cash Flow Component * Base Salary).

*
Payouts between Threshold and Target and between Target and Maximum shall be calculated using a linear function. There shall be no payouts for performance below Threshold and no payments higher than Maximum for performance above Maximum.